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                                                                    Exhibit 23.2




                  [Letterhead of Berry, Dunn, McNeil & Parker]





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Chicopee Bancorp, Inc. of our report dated March 22, 2007, with respect to the consolidated financial statements of Chicopee Bancorp, Inc. included in the Annual Report on Form 10-K/A of Chicopee Bancorp, Inc. for the year ended December 31, 2006.


/s/ Berry, Dunn, McNeil & Parker
--------------------------------
Portland, Maine
July 5, 2007